Exhibit 10.1


                             EMPLOYMENT AGREEMENT

	THIS EMPLOYMENT AGREEMENT is made and entered into as of February 10, 2005, by and between Energetics Incorporated, a Maryland corporation ("Employer" or "Energetics"), and James E. Reed ("Employee");

	WHEREAS, Employee has rendered several years of service to Employer;

	WHEREAS, Employee resigned his position as a Senior Vice President of Energetics in 2001;

	WHEREAS, Employer wishes to induce Employee to return to service as Chief Operating Officer and later, as President of Energetics;

	WHEREAS, Employer is a wholly owned subsidiary of VSE Corporation, a Delaware corporation ("VSE" or "Parent Company"), which Parent Company together with its wholly owned subsidiaries, including Energetics, is referred to herein as the "Covered Company";

	WHEREAS, in the current business climate of takeovers and acquisitions, Employee may be concerned about the continuation of his employment and his status and responsibilities if a Change in Control of VSE ("Change of Control" as defined below) occurs, and Employer is concerned that Employee may be approached by others with employment opportunities;

	WHEREAS, Employer desires to ensure that, if a Change in Control appears possible, Employee will be in a secure position from which to engage objectively in any potential deliberations or negotiations respecting such Change in Control without fear of any direct or implied threat to employment, status and responsibilities; and

	WHEREAS, Employee desires to have the foregoing assurances;

	NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

	1.	Term.	The term of Employee's employment hereunder shall
                commence on the date hereof and shall continue until January 31, 2007, except as otherwise provided in Section 7. If the term of Employee's employment hereunder shall have continued until January 31, 2007, thereafter, such term of Employee's employment hereunder shall be deemed to be renewed automatically, on the same terms and conditions contained herein, for successive periods of one year each, unless and until Employee or Employer, at least 60 days prior to the expiration of the original term or any such extended term, shall give written notice to the other party of intent not to renew the term of Employee's employment hereunder. All references herein to the "Term" refer to the original term of Employee's employment hereunder and any extensions thereof.


	2.	Duties

		(a)	Offices

                        During the Term, Employee shall serve as Employer's Chief Operating Officer and commencing on a date prior to July 30, 2005, as Employer's President. Employer agrees that Employee will be assigned only duties of the type, nature and dignity normally assigned to someone in a comparable position at a corporation of the size, stature and nature of Employer. During the Term, Employee shall report to Energetics' President, and on assuming the duties of Energetics' President, shall report to the Energetics' board of directors (the "Board") and the Board's chairman (the "Chairman") for all operational and administrative matters concerning Energetics.

		(b)	Full-Time Basis

                        During the Term, Employee shall devote, on a full-time basis, his services, skills and abilities to his employment hereunder, excepting periods of vacation, illness or Disability (as defined below), and excepting any pursuits which do not materially interfere with duties hereunder or present a conflict of interest with the interests of any Covered Company.

        3.	Compensation

		(a)	Salary

                        During the Term, as compensation for services rendered by Employee hereunder, Employer shall pay to Employee a base salary of $175,000 per annum, payable in installments in accordance with Employer's policy governing salary payments to senior officers generally ("Base Salary"). Effective July 1 of every year during the Term, Employee's compensation, including Base Salary, will be subject to review.

              	(b)	Performance Bonus

                        Except as otherwise provided in Section 7, in addition to the Base Salary, Employee shall be eligible for an annual performance bonus as determined by the Board of Directors ("Performance Bonus"). Any Performance Bonus payable pursuant to this Section 3(b) shall be paid within 60 days after the end of the year to which such Performance Bonus relates.

                (c)	Other Compensation Plans or Arrangements

                        During the Term, Employee shall also be eligible to participate in all other currently existing or subsequently implemented compensation or benefit plans or arrangements available generally to other officers or senior officers of Employer.

                (d)     Consultation with VSE

                        It is understood that the Chairman and the Board will consult with VSE's board of directors and compensation committee in respect of review of Employee's Base Salary, Performance Bonus, and other benefits hereunder.

                (e)     Tax Withholdings

                        Employer shall withhold from Employee's compensation hereunder and pay over to the appropriate governmental agencies all payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over Employer.

	4.	Benefits. During the Term, Employee shall be entitled to such vacation benefits and comparable fringe benefits and perquisites as may be provided to any or all of Employer's senior officers pursuant to policies established from time to time by Employer. These fringe benefits and perquisites may include holidays, group health insurance, short-term and long-term disability insurance, life insurance, and profit sharing plan contributions.

        5.	Expenses and Other Perquisites. Employer shall reimburse
                Employee for all reasonable and proper business expenses incurred by him during the Term in the performance of his duties hereunder, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented. Also, during the Term, Employer shall continue to provide Employee with an office and suitable office fixtures, telephone services, and secretarial assistance of a nature appropriate to Employee's position and status.


        6.	Exclusive Services, Confidential Information, Business
                Opportunities and Non-Solicitation

		(a)	Exclusive Services

                        (i) During the Term, Employee shall at all times devote his full-time attention, energies, efforts and skills to Employer's business and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the Chairman's written consent provided that such prior consent shall not be required with respect to (1) business interests that neither compete with any Covered Company nor interfere with Employee's duties and obligations hereunder, and (2) Employee's charitable, eleemosynary, philanthropic, or professional association activities.

			(ii)	During the Term, Employee shall not, without the
                                Chairman's prior written consent, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on Employee's own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to his knowledge, is about to become, engaged in the business of providing engineering, management, energy or environmental services to the United States Government or any department, agency, or instrumentality thereof or any state or local governmental agency or to any person, corporation, partnership, limited liability company, trust, joint venture, or other entity (collectively a "Person") with which any Covered Company is currently or has previously done business or any subsequent line of business developed by Employee or any Covered Company during the Term. Notwithstanding the foregoing, Employee shall be permitted to own passive investments in publicly held companies provided that such investments do not exceed one percent of any such company's outstanding equity.

		(b)	Confidential Information

                        During the Term and the period commencing on the date of termination thereof and ending on the second anniversary of such termination date, Employee shall not disclose or use, directly or indirectly, any Confidential Information (as defined below). For the purposes of this Agreement, "Confidential Information" shall mean all information disclosed to Employee, or known by him as a consequence of or through his employment with Employer, where such information is not generally known in the trade or industry or was regarded or treated as confidential by any Covered Company, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of any Covered Company. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of Term, Employee shall immediately return to Employer all property of any Covered Company and all Confidential Information which is in tangible form, and all copies thereof.

		(c)	Business Opportunities

			(i)	During the Term, Employee shall promptly
                                disclose to Employer each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of any Covered Company, Employer or any other Covered Company might reasonably consider pursuing. Upon termination of the Term, regardless of the circumstances thereof, Employer or such other Covered Company shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement of Employee.

		        (ii)	During the Term, Employee shall refrain from
                                engaging in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of any Covered Company, and he shall avoid any acts or omissions which are disloyal to, or competitive with any Covered Company.

		(d)	Non-Solicitation of Employees

                        During the Term and until the second anniversary of the termination of the Term, Employee shall not, except in the course of duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of any Covered Company, or solicit or offer employment to any person who was employed by any Covered Company at any time during the twelve-month period preceding the solicitation or offer.

		(e)	Covenant Not To Compete

		        (i)	If Employee voluntarily terminates the Term,
                                or if Employer terminates the Term for Cause
                                (as defined below), Employee shall not, before the second anniversary of such termination, engage in competition with any Covered Company, or solicit, from any Person who purchased any then existing product or service from any Covered Company during the Term, the purchase of any then existing product or service in competition with then existing products or services of any Covered Company.

			(ii)	For purposes of this Agreement, Employee shall
                                be deemed to engage in competition with a Covered Company if Employee shall directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any Person engaged in providing technical and management services to any Person which any Covered Company, during the Term, has developed or is working to develop.

                (f)	Employee Acknowledgment

                        Employee hereby agrees and acknowledges that the restrictions imposed upon by the provisions of this
                        Section 6 are fair and reasonable considering the nature of the business of each Covered Company, and are reasonably required for each Covered Company's protection.

                (g)	Invalidity

                        If a court of competent jurisdiction or an arbitrator shall declare any provision or restriction contained in this Section 6 as unenforceable or void, the provisions of this Section 6 shall remain in full force and effect to the extent not so declared to be unenforceable or void, and the court may modify the invalid provision to make it enforceable to the maximum extent permitted by law.

                (h)	Specific Performance

                        Employee agrees that if Employee breaches any of the provisions of this Section 6, the remedies available at law to Employer or Parent Company would be inadequate and in lieu thereof, or in addition thereto, Employer or Parent Company shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Employee authorizes Employer and Parent Company to make known the terms of Sections 6 and 7 hereof to any Person, including future employers of Employee.

        7.      Termination

		(a)	By Employer

	                (i)	Termination for Cause

                                Employer may terminate the Term for Cause (as defined below) at any time by written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any one or more of the following: (1) conduct by Employee which is materially illegal or fraudulent or contrary to Employer's policy; (2) the breach or violation by Employee of this Agreement, provided that Employee must first be given notice by the Energetics President or the Chairman of the alleged breach or violation and 30 days to cure said alleged breach or violation; (3) Employee's use of illegal drugs or abuse of alcohol or authorized drugs which impairs Employee's ability to perform duties hereunder, provided that Employee must be given notice by the Chairman of such impairment and 60 days to cure the impairment; (4) Employee's knowing and willful neglect of duties or negligence in the performance of duties which materially affects the business of any Covered Company, provided that Employee must first be given notice by the Chairman or the of such alleged neglect or negligence and 30 days to cure said alleged neglect or negligence. If a termination occurs pursuant to clause (1) above, the date on which the Term is terminated (the "Termination Date") shall be the date Employee receives notice of termination and, if a termination occurs pursuant to clauses (2), (3) or (4) above, the Termination Date shall be the date on which the specified cure period expires. In any event, as of the Termination Date (in the absence of satisfying the alleged breach or violation within the applicable cure period), Employee shall be relieved of all duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit, after the Termination Date but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonuses, paid leave benefits, and reimbursement of incurred business expenses.

              		(ii)	Termination Without Cause

                                Employer may, in its sole discretion, without Cause, terminate the Term at any time by providing Employee with (a) five days' prior notice thereof and (b) on or prior to the Termination Date, a lump sum severance compensation payment equal to Employee's Base Salary as of the effective Termination Date (e.g., if the Base Salary was $175,000, Employee would be entitled to a lump sum severance payment of $175,000). In such event, Employee shall not be entitled to the accrual or provision of any other compensation or benefit after the Termination Date other than (a) the medical and hospitalization benefits for the first 18 months after the Termination Date or longer if permitted under Employer's policies and procedures; (b) the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonus, paid leave benefits, and reimbursements of incurred expenses; and (c) all stock options or similar rights to acquire capital stock granted by VSE to Employee shall automatically become vested and exercisable in whole or in part. Notwithstanding anything herein to the contrary, the expiration or non-renewal of the Term by Employer or Employee pursuant to Section 1 shall not be considered a termination without Cause for the purposes of this Agreement, including
                                Section 7(a)(ii).

		(b)	Death or Disability

                        The Term shall be terminated immediately and automatically upon Employee's death or "Disability."
                        The term "Disability" shall mean Employee's inability to perform all of the essential functions of his position hereunder for a period of 26 consecutive weeks or for an aggregate of 150 work days during period of 365 consecutive days by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors appointed by the Parent Company and one appointed by the Employee or designated representative. If the panel is unable to reach a decision, the matter will be referred to arbitration in accordance with
                        Section 8. In the event of Employee's death or Disability for any period of 180 consecutive days, Employee (or designated beneficiary) will be paid his Base Salary then in effect for 365 days following the date of death or disability.

		(c)	By Employee

		        (i)	Employee may, in his sole discretion, without
                                Cause, terminate the Term at any time upon 60 days' written notice to the Chairman. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties and terminate the Term at any time prior to the expiration of said notice period, and such termination shall not constitute a termination without Cause pursuant to this Agreement, including Section 7(a)(ii). If the Term is terminated by Employee or Employer pursuant to this Section 7(c)(i), Employee shall not be entitled to any further Base Salary or the accrual or provision of any compensation or benefits after the Termination Date, except standard medical and hospitalization benefits in accordance with Employer's policy.

			(ii)	If, during the Term, a Change of Control (as
                                defined below) occurs, Employee may terminate the Term for Good Reason (as defined below) upon 30 days' notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties hereunder and terminate the Term at any time prior to the expiration of said notice period, and such termination shall not constitute a termination without Cause pursuant to this Agreement, including Section 7(a)(ii). However, if this Agreement is terminated by Employee or Employer pursuant to this Section 7(c)(ii), Employee shall be entitled to
                                (a) payment on or prior to the Termination Date of a lump sum severance compensation payment equal to Employee's Annual Base Salary as of the Termination Date (e.g., if the Base Salary was $175,000, Employee would be entitled to a lump sum payment of $175,000); (b) continue the medical and hospitalization benefits in accordance with Employer's policy and to payment of all compensation and other benefits that shall have accrued as of the Termination Date, as described in Section 7(a)(ii)(l); and (c) to the automatic vesting and exercisability in whole or in part of all stock options or similar rights to acquire capital stock granted by VSE to Employee; provided that Employee shall not be entitled, after the Termination Date to the accrual or provision of any other compensation payable hereunder, including the Performance Bonus.

		(d)	Change of Control and Good Reason

                        (i)	For purposes of this Section 7, a "Change of
                                Control" shall be deemed to have occurred upon the happening of any of the following events:

	                        (1)	any "person," including a "group," as
                                        such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the "Exchange Act"), other than a trustee or other fiduciary holding voting securities of VSE ("Voting Securities") under any VSE-sponsored benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 45% or more of the outstanding Voting Securities;

	                        (2)	a cash tender or exchange offer is
                                        completed for such amount of Voting
                                        Securities which, together with the
                                        Voting Securities then beneficially
                                        owned, directly or indirectly, by the
                                        offeror (and affiliates thereof)
                                        constitutes 45% or more of the
                                        outstanding Voting Securities;

                             	(3)	except in the case of a merger or
                                        consolidation in which (a) VSE is the
                                        surviving corporation and (b) the
                                        holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in exchange for stock of such other corporation), VSE's shareholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of VSE's assets; or

				(4)	either a majority or three or more
                                        directors are elected to the VSE Board
                                        of Directors without having previously
                                        been nominated and approved by the
                                        members of the VSE Board of Directors
                                        incumbent on the day immediately
                                        preceding such election. For purposes
                                        of this Section 7, "affiliate" of a
                                        Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with the Person or other entity specified.

                        (ii)	For purposes of this Section 7, "Good Reason"
                                shall mean after the occurrence of a Change in Control, any one or more of the following events has occurred:

                                (1)	a material change in the nature of
                                        Employee's authorities, duties,
                                        responsibilities or status (including
                                        offices and titles) from those in effect immediately prior to the Change in Control;

                                (2)	the relocation of Employee's place of
                                        employment to a location in excess of
                                        75 miles from the place of Employee's
                                        employment immediately prior to the
                                        Change in Control, except for required
                                        travel on Employee's business to an
                                        extent substantially equivalent to
                                        Employee's business travel obligations
                                        immediately prior to the Change in
                                        Control; or

                                (3)	any reduction by Employer of Employee's
                                        Base Salary or material reduction in
                                        Employee's incentive benefits from those in effect immediately prior to the Change in Control; or

                                (4)	Employer breaches any obligation
                                        hereunder and such breach is not cured
                                        within 30 days after Employer's receipt
                                        of notice thereof from Employee.

		(e)	No Duty to Mitigate

                        If Employee is entitled to the compensation and other benefits provided under Sections 7(a)(ii) or (c)(ii), Employee shall have no obligation to seek employment to mitigate damages hereunder.

                (f)	VSE Board Approval

                        Notwithstanding anything herein to the contrary, the Term shall expire as of March 31, 2005, if this Agreement has not been previously approved by VSE's board of directors, and any such termination shall not constitute a termination without Cause pursuant to this Agreement, including Section 7(a)(ii).

        8.	Arbitration.	Whenever a dispute arises between the parties
                concerning this Agreement or any of the obligations hereunder, or Employee's employment generally, Employer and Employee shall use their best efforts to resolve the dispute by mutual agreement. If any dispute cannot be resolved by Employer and Employee, it shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Employment Dispute Resolution then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The arbitrator's authority in granting relief to Employee shall be limited to an award of compensation, benefits and unreimbursed expenses as described in Sections 3, 4, and 5 above, and to the release of Employee from the provisions of Section 6 and the arbitrator shall have no authority to award other types of damages or relief to Employee, including consequential or punitive damages. The arbitrator shall also have no authority to award consequential or punitive damages to Employer for violations of this Agreement by Employee. The expenses of the arbitration shall be borne by the losing party to the arbitration and the prevailing party shall be entitled to recover from the losing party all of its own costs and attorneys' fees with respect to the arbitration. Nothing in this Section 8 shall be construed to derogate Employer's rights to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 6(h).

        9.	Non-Waiver.	It is understood and agreed that one party's
                failure at any time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

        10.	Severability.	If any provision of this Agreement conflicts
                with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provision thereof.

        11.	Survivability.	Unless otherwise provided herein, upon
                termination of the Term, the provisions of Sections 6(b), (d) and (e) shall nevertheless remain in full force and effect.

        12.	Governing Law. This Agreement shall be interpreted, construed, and governed according to the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions thereof.

        13.	Construction.	The paragraph headings and captions contained
                in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof. All references herein to Sections shall be deemed to refer to Sections of this Agreement.

        14.	Entire Agreement.  This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in writing signed by each of Employer and Employee. No representation, promise or inducement has been made by either Employer or Employee that is not embodied in this Agreement, and neither Employer nor Employee shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

        15.	Assignability.	Neither this Agreement nor any rights or
                obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

        16.	Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to Employer, to Chairman c/o Chief Executive Officer, VSE Corporation, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499; or
                (b) if to Employee, to the last known home address on file with Employer, or to such other address as Employer or Employee shall have furnished to the other in writing.

	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.


							ENERGETICS INCORPORATED, a								Maryland corporation

							By:	/s/ R J KELLY
								______________________
								R. J. Kelly, President


							By:	/s/ James E. Reed
								______________________
								James E. Reed